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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated July 15, 2016 (except for Note 6, as to which the date is November 22, 2016), with respect to the financial statements of Rivercrest Royalties, LLC contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Dallas, Texas
January 19, 2017

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  Exhibit 23.2